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PRICING SUPPLEMENT NO. 3 DATED FEBRUARY 19, 1998 TO PROSPECTUS DATED JULY 7,
                       -       -----------------
1995, AND PROSPECTUS SUPPLEMENT DATED JANUARY 23, 1998

                            MONSANTO COMPANY
                       MEDIUM-TERM NOTES, SERIES D
                  DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

PRINCIPAL AMOUNT:                                 $20,000,000
PRICE TO PUBLIC:                                  100%
AGENTS' COMMISSIONS:                              $150,000
NET PROCEEDS TO ISSUER:                           $19,850,000
SELLING AGENTS ACTING AS PRINCIPAL:               MORGAN STANLEY & CO.
                                                  INCORPORATED ($20,000,000)
ORIGINAL ISSUE DATE:                              FEBRUARY 24, 1998
INTEREST RATE:                                    6.47%
INTEREST PAYMENT DATES:                           APRIL 15 AND OCTOBER 15
STATED MATURITY DATE:                             FEBRUARY 26, 2018
REGULAR RECORD DATES:                             APRIL 1 AND OCTOBER 1
SPECIFIED CURRENCY:                               U.S. DOLLARS
ABILITY TO REDEEM AT MONSANTO OPTION:             / /  YES      X  NO
        REDEMPTION COMMENCEMENT DATE:
        REDEMPTION PRICES & REDEMPTION PERIODS:
ABILITY TO REPAY AT HOLDER OPTION:                / /  YES      X  NO
        REPAYMENT DATE(S) & REPAYMENT PRICE:
FORM:                                             GLOBAL NOTE
DISCOUNT NOTE:                                    / /  YES      X  NO
        TOTAL AMOUNT OF OID NOTE:
        DEFAULT RATE:
        YIELD TO MATURITY:

OTHER PROVISIONS: THE AGGREGATE PRINCIPAL AMOUNT OF THIS OFFERING IS $20,000,000 AND RELATES ONLY TO PRICING SUPPLEMENT NO. 3. NOTES MAY BE ISSUED BY THE COMPANY IN THE AGGREGATE PRINCIPAL AMOUNT OF UP TO $100,000,000 OR ITS EQUIVALENT IN ONE OR MORE CURRENCIES OR COMPOSITE CURRENCIES. TO DATE, INCLUDING THIS OFFERING, AN AGGREGATE OF $86,890,000 OF NOTES IS OUTSTANDING.

MORGAN STANLEY & CO. INCORPORATED HAS BEEN ADDED AS AN AGENT FOR THE SALE OF MONSANTO COMPANY'S MEDIUM-TERM NOTES, SERIES D, AND HAS ACTED AS SUCH IN CONNECTION WITH THIS SALE.